SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         August 28, 1998
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                         FIRSTCITY FINANCIAL CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      1-7614                    76-0243729
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(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)


6400 Imperial Drive, Waco, TX                                           76712
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code        (254) 751-1750
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HOFS02...:\92\54892\0013\1848\FRM8278U.54A

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.     OTHER EVENTS

            Consistent with the stated business strategy of FirstCity Financial Corporation (the "Company") to remain a diversified financial services company, the Company has completed an internal review of the level of its capital commitment to FirstCity Financial Mortgage Corporation ("FC Mortgage"), its conventional mortgage banking subsidiary. Since the Company acquired FC Mortgage in 1997, the Company has invested over $100 million in capital to fund the successful expansion of FC Mortgage's asset base and production levels. Over the past year, FC Mortgage's owned residential servicing portfolio has grown from approximately $3.2 billion to over $7.0 billion as a result of its strategy of retaining the servicing rights to substantially all of its loan production generated during the period. Spurred by the favorable interest rate environment, FC Mortgage's 1998 residential loan origination volumes have almost tripled from the levels during 1997. To accommodate this increase, FC Mortgage has increased significantly its borrowings under its warehouse credit facilities. The growth in the residential servicing portfolio combined with the increased warehouse credit facilities required a significant capital commitment by the Company to FC Mortgage since its acquisition in 1997.

            Based upon its internal review, the Company concluded that it should reduce its overall level of capital commitment to FC Mortgage to ensure that appropriate and adequate levels of capital resources from the Company remain available to support each of the Company's operating subsidiaries. In order to permit the Company to make such reduction, FC Mortgage is implementing a strategy to sell up to $3 billion of its owned residential servicing rights. To manage the capital required to support its future loan production, FC Mortgage anticipates that it will sell, periodically, a portion of the servicing rights related to future loan production. Additionally, the Company has concluded that continuation of FC Mortgage's GNMA loan buy-back program is not consistent with its current business strategy. Accordingly, FC Mortgage has determined not to continue this program and the underlying assets will be managed in an orderly fashion to maximize their realizable value.

            The Company believes that the actions described in the preceding paragraph will result in a reduction in FC Mortgage's owned residential servicing portfolio from approximately $7 billion at June 30, 1998 to approximately $4 to $5 billion. Consequently, the Company expects a reduction in FC Mortgage's aggregate investment in mortgage servicing rights from approximately $124 million at June 30, 1998 to approximately $70 million. Overall, the Company expects that its capital committed to FC Mortgage will be reduced from the current level of over $100 million to approximately $50 to $70 million over



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a six to nine month time frame. FC Mortgage expects to sustain its current levels of residential loan origination volume in light of the current favorable interest rate environment for its mortgage products. FC Mortgage believes that it will be able to operate without the need for increased capital commitments from the Company as it continues to assess its other lines of business, its channels of distribution and other strategic matters to permit it to focus on its core business strengths.

            The Company does not expect that the results of these specific actions will have a material impact on its or FC Mortgage's financial condition or results of operations. The Company, however, cannot predict the future effect on its financial condition and results of operations of market conditions, the direction and relative levels of interest rates and the effects of other market factors.

            This Current Report on Form 8-K contains forward-looking statements that are dependent upon a number of uncertainties that could cause the actual results to differ materially from those implied, projected or predicted in the forward-looking statements. When any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the Company cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. When, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "estimate," "project," "anticipate" and similar expressions identify forward-looking statements.





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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              FIRSTCITY FINANCIAL CORPORATION


                              By: /s/ Matt A. Landry, Jr.
                                 ----------------------------------------------
                              Name: Matt A. Landry, Jr.
                              Title: Executive Vice President and Chief
                                     Administrative Officer


Date:  August 28, 1998











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